Exhibit 10.1

Lock-Up Agreement

May   , 2014

AllTranz, Inc.
Audra L. Stinchcomb, PhD
Professor
University of Maryland, Baltimore
School of Pharmacy
20 N Pine St
52 IN Pharmacy Hall
Baltimore, MD 21201

Re:                             AllTranz, Inc. - Offering of Common Stock

Dear Sirs:

The undersigned understands that AllTranz, a Delaware corporation (the “Company”) and BCM Partners IV, Corp., a Delaware corporation (the “Merger Corp”), have entered into an Agreement and Plan of Merger, dated as of May   , 2014 (as the same may be amended and restated from time to time, the “Merger Agreement”), with BCM XI Holdings LLC, a Delaware limited liability company, and the other parties named therein, pursuant to which Merger Corp will merge with and into the Company, and, in connection therewith, the undersigned will receive shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

In order to facilitate the transactions contemplated by the Merger Agreement, the undersigned hereby agrees that for a period of one (1) year following the effective date of a prospectus filed in connection with the public offering of the Company’s securities (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Company, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended (the “1933 Act”), as the same may be amended or supplemented from time to time (such shares or securities, the “Beneficially Owned Shares”)), (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or (iii) engage in any short selling of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last seventeen (17) days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Beneficially Owned Shares (i) as bona fide gifts; (ii) to a trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; or (iii) by operation of law, by will or by intestate succession; provided that in the case of any transfers or distributions pursuant to clauses (i) through (iii) of this paragraph, each donee, pledgee, distributee or transferee shall sign and deliver a lock-up agreement substantially in the form of this lock-up agreement.  For purposes of this Lock-Up Agreement, the term “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  Further, nothing contained herein shall prevent the undersigned from exercising any stock option or warrant granted to the undersigned, provided that no sale of the undersigned’s shares shall occur until the expiration of the Lock-Up Period.

Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares are transferred from the undersigned shall be bound by the terms of this Lock-Up Agreement.

In addition, the undersigned hereby waives, from the date hereof until the expiration of the Lock-Up Period, any and all rights, if any, to request or demand registration pursuant to the 1933 Act, of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares.  In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares.

It is understood that if the Merger Agreement shall be terminated in accordance with the provisions thereof at any time prior to the Effective Time, this Lock-Up Agreement shall terminate.

Accepted and agreed:

By:	/s/ Audra Stinchcomb
Name:	Audra Stinchcomb